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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



      Date of Report (date of earliest event reported):  December 30, 1996


                           LCC INTERNATIONAL, INC.
             ---------------------------------------------------
           (Exact name of registrant as specified in its charter)


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
            Delaware                                     0-21213                           54-1807038
--------------------------------------                 ----------------------            --------------
(State or Other Jurisdiction                           (Commission                        (IRS Employer
of Incorporation)                                      File Number)                       Identification
                                                                                         Number)


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
Arlington Courthouse Plaza II
2300 Clarendon Blvd., Suite 800, Arlington, VA  22201                                   22201
-----------------------------------------------------                               -------------------------
(Address of Principal Executive Offices)                                            (Zip Code)
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      Registrant's telephone number, including area code:  (703) 351-6666





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ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS.


                 On December 30, 1996, LCC International, Inc. (the "Company") acquired the business of European Technology Partner AS ("ETP"), a Norwegian limited liability company, (the "ETP Business") pursuant to an Asset Purchase Agreement, dated as of December 30, 1996, between ETP and LCC International AS ("LCCI AS"), a Norwegian limited liability company and wholly-owned subsidiary of the Company (the "Agreement"). Pursuant to the Agreement, ETP transferred all of its assets to LCCI AS and LCCI AS assumed substantially all of the liabilities of the ETP Business.

                 As consideration for the acquisition of the ETP Business (the "Acquisition"), LCCI AS paid $13.75 million, of which (i) $10.45 million was paid in cash to ETP on or about January 5, 1997, (ii) $1.40 million is being held in escrow for two years as security for ETP's indemnification obligations under the Agreement and (iii) $1.90 million will be paid in three installments of $616,000, $672,000 and $616,000 on January 5, 1998, 1999 and 2000,
respectively, together with interest thereon at an annual rate equal to the mean prime lending rate of the Chase Manhattan Bank for such annual period as reported in The Wall Street Journal. Payment of the foregoing $1.90 million is contingent upon certain key employees remaining in the employ of LCCI AS through the date on which each installment is due. In addition, in connection with the Acquisition, LCCI AS assumed substantially all of the liabilities of the ETP Business. The purchase price for the Acquisition consideration was determined negotiations between the Company and ETP, and was based upon, among other things, the fair market value of the assets acquired. The Company financed the Acquisition with proceeds from the Company's initial public offering of common stock in September 1996. Although the actual amount has not yet been determined, the Company anticipates that a substantial portion of the purchase price will be allocated to in-process research and development and, accordingly, the Company will record a one-time, non-recurring charge to calendar year 1996 earnings.

                 Prior to the Acquisition, ETP designed, developed, manufactured and sold and licensed hardware and software products for the testing, monitoring and management of the operations of wireless telecommunications networks. The Company intends to operate the ETP
Business in a manner similar to which it was operated prior to the Acquisition.

                 The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement.




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ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS

                 (a) Financial Statements of Company Acquired

                 It is not practicable to provide the required financial statements for ETP at this time. The statements will be filed as soon as they are prepared, and not later than 60 days after the date this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

                 (b) Pro Forma Financial Information

                 It is not practicable to provide the required pro forma financial statements for the Company at this time. The statements will be filed as soon as they are prepared, and not later than 60 days after the date this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

                 (c) Exhibits

 2. Asset Purchase Agreement, dated as of December 30, 1996, between European Technology Partner AS and LCC International AS.

99. Press Release, dated January 2, 1997, regarding the acquisition of European Technology Partner AS.





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                                   SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  January 14, 1997                 LCC INTERNATIONAL, INC.



                                        By: /s/ RICHARD HOZIK
                                            ------------------------------
                                            Richard Hozik
                                            Senior Vice President, Treasurer
                                             and Chief Financial Officer



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                                 EXHIBIT INDEX


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                                                                                             PAGE NUMBER IN
EXHIBIT NUMBER                  EXHIBIT                                               SEQUENTIAL NUMBERING SYSTEM
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
          2               Asset Purchase Agreement, dated as of December 30,
                          1996, between European Technology Partner AS and LCC
                          International AS.

         99. Press Release, dated January 2, 1997, regarding the acquisition of European Technology Partner AS.
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